Exhibit 10.3

Execution Copy

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of February 24, 2009, by and among Synvista Therapeutics, Inc., a Delaware corporation (“Debtor”) and Baker Bros. Advisors, LLC, as Collateral Agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to a Note Purchase Agreement, dated the date hereof, between Debtor and the Collateral Agent (the “Purchase Agreement”), Debtor has agreed to issue to the Holders (as defined in the Purchase Agreement) and the Holders have each agreed to purchase from Debtor certain of Debtor’s Senior Secured Notes (the “Notes”) in the principal amounts as described in the Purchase Agreement; and

WHEREAS, in order to induce the Holders (as defined in the Purchase Agreement) to purchase the Notes, the Debtor has agreed to execute and deliver to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) that certain Security Agreement dated the date hereof for the benefit of the Collateral Agent and the Secured Parties in which the Debtor has, among other things, granted to the Collateral Agent a security interest in the Collateral (as defined in the Security Agreement) including a security interest in all of the Debtor’s United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application referred to in Schedule I hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit, in each case relating to all of Debtor’s diagnostic assets, including, without limitation, (a) that certain License and Research Agreement dated as of July 12, 2004, as amended (the “License Agreement”), between BIO-RAP Technologies Ltd., on its own behalf and on behalf of the Rappaport Family Institute for Research in the Medical Sciences, and Debtor, (b) the Licensed Technology (as defined in the License Agreement) being developed thereunder, (c) Debtor’s HAPTOCHEK™ diagnostic test kit, and (d) Debtor’s diagnostic test kit for the measurement of carboxy-methyllysine (“CML”) (together, the “Patent Collateral”) and all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, without limitation: (i) the registrations and applications referred to in Schedule II, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit, in each case relating to all of Debtor’s diagnostic assets, including, without limitation, (a) the License Agreement, (b) the Licensed Technology (as defined in the License Agreement) being developed thereunder, (c) Debtor’s HAPTOCHEK™ diagnostic test kit, and (d) Debtor’s diagnostic test kit for the measurement of CML (collectively, the “Trademark Collateral” and together with the Patent Collateral the “IP Collateral”), to secure the payment and performance of all of the Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Collateral Agent agree as follows:

1.           The Debtor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent, a continuing security interest in (i) all of the Debtor’s right, title and interest in and to the IP Collateral, (ii) the right (but not the obligation) to sue or bring like proceedings in the name of the Debtor or in the name of the Collateral Agent for past, present and future infringements of the IP Collateral and (iii) all rights (but not obligations) corresponding thereto in the United States and any foreign country.  The Debtor hereby further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

2.           All notices, demands, consents, statements, requests, approvals or other communications which are permitted or required to be given by either party to the other hereunder shall be in writing and shall be given as provided in Section 9 of the Purchase Agreement.

3.           This Agreement cannot be modified, changed or discharged except by an agreement in writing signed by the Debtor and the Collateral Agent.

4.           This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

5.           This Agreement is subject in all respects to the Security Agreement, the terms of which are incorporated herein by this reference.

6.           The security interests created hereunder and under the Security Agreement in the IP Collateral shall cease and be released in accordance with the terms of the Security Agreement and the Purchase Agreement.

7.           If any provision hereof conflicts with any provision of the Security Agreement, the terms of the Security Agreement shall control to the extent of such inconsistency.

8.           The Debtor and the Collateral Agent hereby request that the Commissioner of Patents and Trademarks record this Agreement with respect to the applicable IP Collateral.

9.        Authorization to Supplement.  If the Debtor shall obtain rights to any additional patent application, patent, trademark or trademark application relating to the IP Collateral or for any reissue, division, or continuation, of any patent or trademark relating to the IP Collateral, the provisions of this Agreement shall automatically apply thereto.  The Debtor shall give prompt notice in writing to Collateral Agent with respect to any such new patent rights. Without limiting the Debtor’s obligations under this Section 9, Debtor authorizes Collateral Agent unilaterally to modify this Agreement by amending Schedules I and II respectively to include any such new patent rights or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I or II shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I or II.

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IN WITNESS WHEREOF, the Debtor and Collateral Agent have caused this Intellectual Property Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTOR:

SYNVISTA THERAPEUTICS, INC.

By:	/s/ Noah Berkowitz, M.D., Ph.D.
Name: Noah Berkowitz, M.D., Ph.D.
Title: President and Chief Executive Officer

COLLATERAL AGENT:

BAKER BROS. ADVISORS, LLC

By:	/s/ Julian Baker
Name: Julian Baker
Title: Managing Member

SCHEDULE I

PATENTS AND PATENT APPLICATIONS

See Attached.

SCHEDULE II

TRADEMARKS AND TRADEMARK APPLICATIONS

None.